Schedule I

As of April 30, 2013

Trust	FUNDS
Columbia Funds Series Trust I	Active Portfolios Multi-Manager Alternative Strategies Fund
Active Portfolios Multi-Manager Core Plus Bond Fund
Active Portfolios Multi-Manager Small Cap Equity Fund
CMG Ultra Short Term Bond Fund
Columbia Active Portfolios – Select Large Cap Growth Fund
Columbia Balanced Fund
Columbia Bond Fund
Columbia California Tax-Exempt Fund
Columbia Connecticut Intermediate Municipal Bond Fund
Columbia Contrarian Core Fund
Columbia Corporate Income Fund
Columbia Dividend Income Fund
Columbia Emerging Markets Fund
Columbia Energy and Natural Resources Fund
Columbia Greater China Fund
Columbia High Yield Municipal Fund
Columbia Intermediate Bond Fund
Columbia Intermediate Municipal Bond Fund
Columbia International Bond Fund
Columbia Large Cap Growth Fund
Columbia Massachusetts Intermediate Municipal Bond Fund
Columbia Mid Cap Growth Fund
Columbia New York Intermediate Municipal Bond Fund
Columbia New York Tax-Exempt Fund
Columbia Oregon Intermediate Municipal Bond Fund
Columbia Pacific/Asia Fund
Columbia Real Estate Equity Fund Columbia Risk Allocation Fund
Columbia Select Large Cap Growth Fund
Columbia Small Cap Core Fund
Columbia Small Cap Growth Fund I
Columbia Small Cap Value Fund I
Columbia Strategic Income Fund
Columbia Strategic Investor Fund
Columbia Tax-Exempt Fund
Columbia Technology Fund
Columbia U.S. Treasury Index Fund
Columbia Value and Restructuring Fund

IN WITNESS WHEREOF, the parties hereto have caused the forgoing Schedule I to be duly executed as of the date set forth above.

COLUMBIA FUNDS SERIES TRUST I
For itself and on behalf of its series listed on Schedule I

By:	/s/ J. Kevin Connaughton

Name:	J. Kevin Connaughton
Title:	President

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Christopher C. Thompson

Name:	Christopher C. Thompson
Title:	Senior Vice President